                                                                   EXHIBIT 10.16


** Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text indicated by two double-stricken through asterisks "**". This Exhibit has been filed separately with the Secretary of the Commission without the ** pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 of the Securities Act.


                                SUPPLY AGREEMENT

         THIS AGREEMENT (this "Agreement") is entered into as of March 10, 2000 by and between TRANSGENOMIC, INC., a Delaware corporation ("Transgenomic"), and HITACHI INSTRUMENTS, INC., a California corporation ("HII"). (TRANSGENOMIC and HII are hereinafter referred to jointly as the "Parties" and individually as a "Party.")

         Section 1. SCOPE AND PURPOSE.

         (a) HII agrees to sell to Transgenomic on a non-exclusive basis certain equipment and related accessories as more fully set forth in Exhibit A hereto ("Equipment") in accordance with the terms and conditions of this Agreement. Exhibit A may be amended from time to time by the addition, substitution or modification of Equipment or the specifications relating thereto as agreed to by the Parties.

         (b) Transgenomic agrees to purchase from HII Transgenomic's requirements for Equipment; provided that HII is able to supply Equipment to Transgenomic meeting all agreed to specifications set forth in Exhibit A hereto including, but not limited to, those relating to performance and quality of the Equipment, and is able to deliver Equipment to Transgenomic in such quantities and at such times as is required by Transgenomic.

         (c) HII acknowledges that Transgenomic will incorporate Equipment into one or more products manufactured by Transgenomic, including its WAVE-Registered Trademark- products for the separation of nucleic acids (the "Transgenomic Products"). Transgenomic reserves all rights to market Transgenomic Products incorporating Equipment on a worldwide basis either directly or through other third parties. Transgenomic shall have the right to modify the Equipment in order to configure the Equipment for a variety of uses in connection with its needs.

         (d) HII agrees to assist and support Transgenomic in modifications of source code of the software HSM 3.0-20 as required for implementation of Transgenomic applications. If such support is deemed to be of significant expense to HII, then a mutually agreed to fee will be paid by Transgenomic.

         Section 2. PURCHASING PROCEDURES.

         (a) All purchases of Equipment by Transgenomic shall be made by written purchase order issued to HII (a "Purchase Order") in a form agreed to by the parties. Each Purchase Order shall include, among other things, a description of Equipment to be purchased, the quantity to be purchased, routing instructions, delivery schedule, destination and confirmation of price. HII agrees to accept telegraphic or telecopied (fax) Purchase Orders. HII will deliver confirmation of the receipt of each Purchase Order to Transgenomic within five (5) business days of receipt by email or fax.

          (b) Except for the specific items set forth in Section 2(a), special instructions or different or additional terms which appear either on Transgenomic's Purchase Order or on HII's confirmation form shall not apply unless mutually agreed to in writing by duly authorized officers of each of the Parties.

          (c) HII shall only accept blanket Purchase Orders that originate from the following Transgenomic facility or other locations designated by Transgenomic:

                             Transgenomic, Inc.
                             [Purchasing Department]
                             5600 South 42 Street
                             Omaha, NE  68107

          (d) Under no circumstances is HII to proceed with the manufacture or delivery of Equipment for Transgenomic under this Agreement or otherwise without the receipt and confirmation of a Purchase Order relating thereto. HII acknowledges and agrees that Transgenomic will not be responsible for any costs or expenses incurred by HII for materials, supplies, labor or other commitments relating to the manufacture or delivery of Equipment other than as authorized by Purchase Order duly delivered to HII.

         Section 3. PRICES AND TERMS AND CONDITIONS OF SALE.

         (a) PRICES. The price of Equipment and other terms and conditions of sale are as stated in Exhibit B. Either Party may request a renegotiation of the price together with the date on which such price change will become effective. In the event the Parties agree to a change in the specifications of Equipment, such change will not become effective until the Parties have agreed on a revised price and the conditions of sale for the newly specified Equipment. Changes in specifications may only be initiated by the following named individuals on behalf of HII and Transgenomic:

                  Changes may be accepted only by Mark McDonald or his designee on behalf of HII.

                  Changes may be accepted only by Collin J. D'Silva or his designee on behalf of Transgenomic.

                  New Equipment types will be added to Exhibit A upon the mutual agreement of both Parties. New Equipment added to Exhibit A shall be accompanied by an amendment to Exhibit B which will specify price and other terms and conditions.

         (b) TAXES. The amount of any present, retroactive or future sales, use, excise or similar tax applicable to Transgenomic's purchase of Equipment shall be added to the HII invoice and paid by Transgenomic unless Transgenomic provides HII with tax exemption certificates acceptable to the appropriate taxing authorities.

         (c) PAYMENT. HII may invoice Transgenomic for Equipment sold hereunder immediately upon delivery and Transgenomic shall pay the full invoiced amount within forty five (45) days after the date of HII's invoice.

         Section 4a. FORECASTS. Transgenomic will provide HII with a rolling forecast of Transgenomic's estimated requirements for Equipment ("Forecast"). Each Forecast will relate to a four month period and will be delivered in writing to HII at the address specified in Section 15 hereof no later than five
(5) business days after the first day of each month. In addition, no Forecast shall be construed as a purchase order for Equipment. Transgenomic agrees to place orders for a minimum of 75% of its Forecast for a given period. An initial Forecast form is set forth in Exhibit C.

         Section 4b. DELIVERY. All deliveries shall be made FOB HII's San Jose facilities, and title and risk of loss shall pass to Transgenomic at such delivery point. HII will use reasonable efforts to deliver Equipment to a carrier at such delivery point on the estimated shipment date for transportation to the location(s) specified in Transgenomic's Purchase Order. Shipments shall be in quantities specified in Purchase Orders. Shipping dates shall be the later of five (5) days within receipt of the Purchase Order, or a date as specified on the order, provided that if the quantity of Equipment which Transgenomic orders for delivery in a month exceeds the quantity forecast for that month by more than 25%, HII may exceed the five (5) day delivery requirement for a reasonable period for that quantity that exceeds the Forecast. In the event HII is unable to deliver to Transgenomic quantities as specified in Transgenomic's Purchase Orders, Transgenomic reserves the right to cancel those Purchase Orders and purchase from alternate sources. When HII is able to satisfy the production requirements of Transgenomic, Transgenomic will resume purchasing from HII.

         Section 5. INSPECTION AND ACCEPTANCE. Transgenomic will inspect any shipment of Equipment received from HII and will notify HII of any defects within five (5) days after Transgenomic has discovered such defects. If Transgenomic fails to notify HII of any such defects within such period, the shipment shall be deemed accepted. Transgenomic will allow HII to inspect any defective Equipment at Transgenomic's site. At the request of HII, Transgenomic will ship to HII Equipment that Transgenomic believes is defective, provided HII pays for the freight charges. HII agrees to replace all defective Equipment rejected by Transgenomic or, at HII's option, to reimburse Transgenomic for the full purchase price thereof, including any related shipping costs and taxes.

         Section 6. WARRANTY AND LIMITATION OF REMEDIES AND DISCLAIMER.

         (a) HII warrants the Equipment to be free from defects in material and manufacture and to conform to specifications set forth in Exhibit A at the time of shipment. If any Equipment fails to conform to the specifications or any defect in material or manufacture appears within 24 months from the date of shipment, HII's entire liability, and Transgenomic's exclusive remedy, shall be, at HII's option, either to repair or replace such defective Equipment within a reasonable time after written notification thereof and return of the defective Equipment to HII in San Jose, California.

         (b) THIS WARRANTY IS MADE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTY OF MERCHANTABILITY, THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, ANY IMPLIED WARRANTY ARISING OUT OF A COURSE OF DEALING OR OF PERFORMANCE, CUSTOM OR USAGE OF TRADE EXCEPT OF TITLE AND AGAINST PATENT INFRINGEMENT.

         Section 7.  LIMITATION OF LIABILITIES; TIME LIMIT FOR FILING ACTION.

         (a) NEITHER PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE TO EACH OTHER FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, REVENUE OR BUSINESS) RESULTING FROM OR IN ANY WAY RELATED TO THE EQUIPMENT, ANY OF TRANSGENOMIC'S PURCHASE ORDERS, THIS AGREEMENT OR THE TERMINATION OR NONRENEWAL OF THIS AGREEMENT. This limitation applies regardless of whether such damages are sought based on breach of contract, negligence, strict liability in tort or any other legal theory.

         (b) Any action for breach of warranty or any other obligation under this Agreement must be commenced within one year after the breach occurs.

         (c) Each limitation on liability or limited or exclusive remedy set forth in this Agreement is independent of any other limitation or remedy and if any such limitation or remedy fails of its essential purpose or is otherwise held to be unenforceable, that shall not affect the validity of any other such limitation or remedy.

         Section 8.  TECHNICAL SUPPORT AND SERVICING OF EQUIPMENT.

         (a) HII agrees to provide all available technical support and literature, including information on the use of the Equipment being supplied to Transgenomic to facilitate its use in Transgenomic Products.

         (b) HII shall make available for purchase all necessary consumables, accessories and spare parts for the operation, repair and proper servicing of each unit of Equipment to Transgenomic and to Transgenomic's customers for a period of seven years following the date of the delivery of the Equipment. This provision shall survive termination of this Agreement.

         (c) HII shall provide, free of charge, Transgenomic with all necessary copies (maximum of three copies) of all manuals, brochures and part price lists concerning the servicing of each unit of Equipment. Hitachi will make no provision to re-label or otherwise modify such manuals, brochures and part price lists without a prior written agreement.

         Section 9. PRODUCT IDENTIFICATION AND LABELING. All Transgenomic Products shall carry the Transgenomic name (or other name designated by Transgenomic) and will not use the HII brand name except as mutually agreed to by the Parties. There shall be no obligation on the part of Transgenomic to purchase or acquire any right to use the HII name or any other trademark, tradename or other symbol or designation used by HII or to make any reference to HII on any Equipment or Transgenomic Products incorporating Equipment.

         Section 10.  CONFIDENTIAL INFORMATION.

         (a) "Confidential Information" shall mean all such confidential and proprietary information of any kind, whether or not fixed in a tangible medium, including, without limitation, systems concepts, drawings, models, software embodiments, specifications, plans, designs, marketing plans, identity of customers, trade secrets and technical data, as either of the Parties (the disclosing Party) may designate as confidential upon disclosure to the other (the receiving Party). For the purposes of this Agreement, appropriate words of designation include, without limitation, the words "Confidential" or "Proprietary." Any information disclosed orally by either Party shall not be considered "Confidential Information" unless clearly identified as confidential or proprietary at the time of such oral disclosure and summarized by the disclosing Party in a writing which is clearly marked "confidential" or "proprietary" and sent to the recipient Party within 30 days after the initial oral disclosure. Confidential Information includes the existence and terms of this Supply Agreement.

         (b) Confidential Information shall not include any information that the receiving Party reasonably establishes:

                  (i) was in the public domain at the time the receiving Party learns of it, or later becomes publicly known through no wrongful act of the receiving Party;

                  (ii) was known to the receiving Party prior to the date of their Agreement, as shown by written records of the receiving Party, and was not subject to prior confidentiality obligations with the disclosing Party;

                  (iii) was received by the receiving Party from a third party who had a lawful right to disclose it to the receiving Party and no obligation to maintain the confidentiality of such information;

                  (iv) was independently developed by the receiving Party without the use of or reference to the Confidential Information of the disclosing Party; provided, however, that such information as is not included within Confidential Information because it meets the conditions of subsection (b)(i), (iii), or (iv) or of this Section 10 shall be deemed to be Confidential Information until the date it becomes public knowledge, is independently developed, is received from a third party or is approved for release, as the case may be.

         (c) All Confidential Information received under this Agreement shall be treated by the recipient Party with reasonable care to assure that the confidentiality of such

                  Confidential Information is maintained, and that such Confidential Information is not distributed, disclosed or disseminated in any way to anyone except employees of the recipient Party who are involved in the work related to this Agreement and who have a need to know such information.

         (d) All rights the disclosing Party may have in Confidential Information prior to disclosure, including, without limitation, rights of patent, copyright and trade secret, shall remain exclusively with the disclosing Party, and nothing in this Agreement shall be construed as granting any license, waiver or other right to the receiving Party with respect to Confidential Information.

         (e) Each of the Parties shall have the right to refuse to receive any information under this Agreement and nothing in this Agreement shall obligate either Party to disclose to the other any information whatsoever.

         (f) The receiving Party shall promptly return all Confidential Information to the disclosing Party upon termination of this Agreement or at any time upon request and shall certify, represent and warrant that all such Confidential Information and copies and extracts thereof have been returned or destroyed, provided that the recipient Party may retain one copy of the Confidential Information for archival purposes in the event of a dispute as to the Confidential Information received.

         (g) The Parties agree that the production processes used by HII to manufacture Equipment covered by this Agreement are confidential and will be treated as Confidential Information under this Agreement and are proprietary to HII. In addition, the Parties agree that the specifications of Equipment covered by this Agreement as supplied by Transgenomic are Confidential Information and proprietary to HII and will be treated as Confidential Information under this Agreement. The Parties agree that the production processes used by Transgenomic to manufacture Transgenomic Products are confidential and will be treated as Confidential Information under this Agreement and are proprietary to Transgenomic. In addition, the Parties agree that the specifications of Transgenomic Products are Confidential Information and proprietary to Transgenomic and will be treated as Confidential Information under this Agreement. All such treatment shall be effective without regard to whether the subject information is specifically designated as confidential under Section 10(a).

         Section 11.  INDEMNIFICATION.

         (a) HII will indemnify, defend and hold harmless Transgenomic and its directors, officers, agents and employees from any loss, claim, liability and expense (including reasonable attorneys' fees and other expenses of litigation) with respect to:

                  (i) workers' compensation benefits payable on account of sickness, injury or death of any HII employee, or to any employee of HII's subcontractors, agents or delegates, where the sickness, injury or death arises out of or is in any way related to the work performed or to be performed under this Agreement; and

                  (ii) claims for sickness, bodily injury, personal injury, death, property damage or loss as asserted by third parties (including employees of HII or by HII's subcontractors, agents or delegates, or by any other person at HII's plant), where the claim is based in whole or in any part on, or is in any way related to, any act or omission attributable to HII, its agents, employees or subcontractors, or in any way related to the work performed or to be performed or the Equipment supplied under this Agreement, except to the extent that such claims are due solely and directly to the negligence of Transgenomic.

         (b) HII agrees that the indemnities stated in subsection 11(a) should be construed and applied in favor of indemnification. To the extent permitted by law, the stated indemnities apply
                  (i) regardless of any strict liability or negligence attributable to Transgenomic (excluding sole negligence) and
                  (ii) regardless of the extent to which the underlying harm is attributable to the negligent or otherwise wrongful act or omission (including breach of contract) of HII, its subcontractors, agents or employees. HII also agrees that if applicable law limits or precludes any aspect of the stated indemnities, then the indemnities will be considered limited only to the extent necessary to comply with that applicable law. The stated indemnities continue until all applicable statutes of limitations have run.

         Section 12.  TERM AND TERMINATION.

         (a) TERM. The term of this Agreement begins on the date first above written and continues until terminated by either Party as provided herein.

         (b) TERMINATION WITH CAUSE. Either Party may terminate this Agreement during the term of this Agreement, upon written notice, sent registered or certified mail, return receipt requested, in the event the other Party fails to perform a material obligation under this Agreement or otherwise is in breach of any of its material obligations hereunder. Failure to perform or breach of a material obligation includes, without limitation, (i) failure to deliver Equipment as agreed to by the Parties or (ii) failure of the Equipment delivered to Transgenomic to conform to the specifications. The Party receiving such notice shall have 30 days from the date of receipt thereof to cure the failure or breach. If the Party receiving such notice does not cure the failure or breach within such cure period, the Party claiming breach may terminate this Agreement by sending written notice of termination, by certified mail, return receipt requested. The issuance of a Blanket Purchase Order Release during the 30-day cure period does not waive the notice of breach. If HII has the right to terminate this Agreement pursuant to this Section 12(b), or has demanded cure of a Transgenomic default pursuant hereto which has not yet been cured, HII may also suspend its performance under this Agreement and any individual sales contracts concluded pursuant hereto and, by written demand to Transgenomic, cause all amounts owed to it by Transgenomic which are not yet due to become immediately due and payable.

         (c) TERMINATION WITHOUT CAUSE. Transgenomic or HII may terminate this Agreement at any time without having to state, demonstrate or possess cause by giving written notice of termination to the other party at least 180 days prior to the effective date of termination.

         (d) ORDER AFTER TERMINATION. Any order placed by Transgenomic and accepted by HII after the termination of this Agreement is governed by the provisions of this Agreement. The placing or acceptance of post-termination or shipment of post-termination orders does not otherwise extend the term of this Agreement. Notwithstanding the foregoing, if terminated by HII pursuant to Section 12(c), Transgenomic shall have the option to purchase during the six month period after termination, the quantity of Equipment equivalent to three times its previous six-month's purchases and such purchases shall be governed by this Agreement, and if terminated by Transgenomic pursuant to
                  Section 12(c), Transgenomic shall have the obligation to purchase the quantity of Equipment equal to its current four month Forecast or the prior four month period if no forecast has been provided, and such purchases shall be governed by this Agreement.

         (e) EFFECT OF TERMINATION OR NONRENEWAL. The termination of this Agreement shall not release either Party from the obligation to pay any sum that may be owing (whether then or thereafter due) or operate to discharge any liability that had been incurred by either Party prior to any such termination. The provisions of Sections 3(b), 3(c), 6, 7, 10, 11, 12(d), 12(e),
                  and 13 through 21, shall survive any termination of this Agreement.

         Section 13. EXCUSED PERFORMANCE. No Party shall be liable for or be deemed to be in default on account of any failure to perform (except payment of HII's invoices) if due to any cause or condition beyond reasonable control of the nonperforming Party.

         Section 14. RELATIONSHIP OF THE PARTIES. The relationship established between HII and Transgenomic by this Agreement is that of a vendor to its vendee. No Party is an agent of another Party and no Party has authority to bind another Party, transact any business in another Party's name or on its behalf in any manner or make any promises or representations on behalf of another Party.

         Section 15. NOTICES. All notices and other communications shall be in writing and shall be deemed to have been given when received. Any notice to be given to Transgenomic shall be addressed to:

                            Transgenomic, Inc.
                            5600 South 42 Street
                            Omaha, NE  68107
                            USA
                            Attention:  Collin J. D'Silva
                            Telephone:  (402) 738-5480
                            Telecopier:  (402) 733-1264

Any notice to HII shall be addressed to:

                            Hitachi Instruments, Inc.
                            3100 North First Street
                            San Jose, CA 95134
                            USA
                            Attention:  Mark McDonald
                            Telephone: (408) 955-7001
                            Telecopier: (408) 432-8258

Any change in address shall be promptly communicated by either Party to the other Party.

         Section 16. NO ASSIGNMENT. No Party shall assign its rights or delegate its duties under this Agreement without written consent of the other Party. Any assignment, delegation or transfer of this Agreement or any interest herein is void and cause for termination of this Agreement.

         Section 17. WAIVER. Any failure or delay by any Party in exercising any right or remedy in one or many instances will not prohibit a Party from exercising it at a later time or from exercising any other right or remedy.

         Section 18. MODIFICATION. No part of this Agreement may be waived, modified or supplemented in any manner whatsoever (including a course of dealing or of performance or usage of trade) except by a written document signed by authorized officers of the Parties.

         Section 19. GOVERNING LAW. This Agreement and any questions, claims, disputes or litigation concerning or arising from this Agreement shall be governed by the laws of California, United States of America without giving effect to the conflicts of law doctrines of any state, provided that the Federal Arbitration Act shall apply in place of and instead of the California Arbitration Act and the California International Arbitration Act.

         Section 20. ENTIRE AGREEMENT. This Agreement and the Exhibits referred to in this Agreement, which Exhibits are incorporated and made a part of this Agreement by this reference, supersede and terminate any and all prior agreements, if any, whether written or oral, between the Parties with respect to the subject matter contained herein. Each Party agrees that it has not relied on any representation, warranty or provision not explicitly stated in this Agreement and that no oral statement has been made to either Party that in any way tends to waive any of the terms or conditions of this Agreement. This Agreement constitutes the final written expression of all terms of the Agreement, and it is a complete and exclusive statement of those terms.

         Section 21. DISPUTE RESOLUTION. The parties agree that all disputes arising in connection with this Agreement shall be finally settled by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association by one or more arbitrators appointed in accordance with said rules and taking place in San Jose, California USA. If a party commences any action or proceeding against the other party to enforce this Agreement or any rights related thereto, the prevailing party in such action or proceeding shall be entitled to recover from the other party the reasonable attorneys' fees and other costs and expenses incurred by that prevailing party in connection with such action or proceeding and in connection with enforcing any judgment, award or order thereby obtained.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                TRANSGENOMIC, INC.


                                By  /s/ COLLIN J. D'SILVA
                                   --------------------------------------------
                                   Collin J. D'Silva, Chief Executive Officer



                                HITACHI INSTRUMENTS, INC.


                                By /s/ MARK MCDONALD
                                   --------------------------------------------
                                Mark McDonald, President

                                    EXHIBIT A


                    EQUIPMENT DESCRIPTION AND SPECIFICATIONS


The nucleic acid analysis unit shall contain at a minimum the following components:

ITEM P/N          DESCRIPTION                  QPA
--------------------------------------------------

                  **









Changes in specifications may be initialized only by authorized individuals on behalf of HII and Transgenomic.

                                    EXHIBIT B

                           EQUIPMENT PRICES AND TERMS


The instrument as specified in Exhibit A will be $** per system with no minimum purchase order requirement, or for individual components, prices will be as follows:

ITEM  P/N           DESCRIPTION                     QPA    UNIT PRICE   EXTENSION
--------------------------------------------------------------------------------

                    **












NOTE: COMMENCING MAY 15, 2000, ITEMS 19 AND 20 WILL REPLACE ITEMS 4 AND 5, RESPECTIVELY. AT SUCH TIME THE EFFECTIVE SYSTEM PRICE WILL BE $**.

TERMS AND CONDITIONS

TERMS

         I. The following terms apply to all purchase orders. These terms supersede the terms that may be printed on the purchase order.

                A. FOB Point is "San Jose, CA".
                B. Shipments will not be insured unless they are in excess of
                   $400,000. If a shipment is in excess of $400,000, HII will insure the shipment at Transgenomic's expense.
                C. Shipment charges will be prepaid by HII and added to invoice.
                D. For orders in excess of $75,000, payment will be due 45 days from date of shipment with payment secured by Bank
                   Draft for an additional charge of $120. For orders of $75,000 or less, payment will be due 30 days from date of shipment.

         II. All Orders are subject to credit review. Current Bank Draft Credit Limit is $1,000,000 and the open line of credit is $120,000. Credit limits are subject to periodic review.

         III. HII will not accept unsigned purchase orders or unsigned releases against a signed purchase order.

         IV. For purchase orders where the shipping method is either unspecified or specified as "Best Way", shipment will be (3-5 day ground service) determined by HII.

CONDITIONS

         I. The accompanying pricing schedule may be voided, at HII's discretion, if a system component supplied by HII is removed from the system configuration by Transgenomic. The only exception to this condition is AN0-0371, the modified L-7300 column oven.

         II. Pricing is effective immediately upon execution of this document by both parties.

         III. This agreement does not provide for modifications to any existing purchase order. Such modifications, cancellations, substitutions, or otherwise, to purchase orders that have already been received by HII, are expressly forbidden.

                                    EXHIBIT C

                                INITIAL FORECAST

Pursuant to Section 4(a), Transgenomic forecasts the following items of Equipment for delivery in each of the initial four months of this Agreement:


MONTH                                EQUIPMENT
----------------------------------------------

April 2000

May 200

June 2000

July 2000


** Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text indicated by two double-stricken through asterisks "**". This Exhibit has been filed separately with the Secretary of the Commission without the ** pursuant to the Registrant's Application Requesting Confidential Treatment under Rule 406 of the Securities Act.